Exhibit 99.1

Aptiv Reports Fourth Quarter 2022 Financial Results
Record 2022 Bookings and Revenue

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, today reported fourth quarter 2022 U.S. GAAP earnings of $0.86 per diluted share. Excluding special items, fourth quarter earnings totaled $1.27 per diluted share.

Fourth Quarter Financial Highlights Include:
•U.S. GAAP revenue of $4.6 billion, an increase of 12%
◦Revenue increased 19% adjusted for currency exchange, commodity movements and acquisitions; growth over market of 15% based on AWM1 of 4%
•U.S. GAAP net income of $233 million, diluted earnings per share of $0.86
◦Excluding special items, diluted earnings per share of $1.27
•U.S. GAAP operating income margin of 9.5%
◦Adjusted Operating Income margin of 11.3%; Adjusted Operating Income of $523 million; Adjusted EBITDA margin of 14.5%; Adjusted EBITDA of $674 million
•Generated $933 million of cash from operations
•Completed acquisition of Wind River and acquired an 85% interest in Intercable Automotive

Full Year 2022 Financial Highlights Include:
•U.S. GAAP revenue of $17.5 billion, an increase of 12%
◦Revenue increased 16% adjusted for currency exchange, commodity movements and acquisitions; growth over market of 11% based on AWM1 of 5%
•U.S. GAAP net income of $531 million, diluted earnings per share of $1.96
◦Excluding special items, diluted earnings per share of $3.41
•U.S. GAAP operating income margin of 7.2%
◦Adjusted Operating Income margin of 9.1%; Adjusted Operating Income of $1,585 million; Adjusted EBITDA margin of 12.5%; Adjusted EBITDA of $2,190 million
•Generated $1,263 million of cash from operations

“Our results for the year continue to demonstrate our solid operating execution, the strength of our product portfolio and our ability to provide solutions for our customers,” said Kevin Clark, chairman and chief executive officer. “We achieved a second year of record new business bookings and revenues increased 16% in 2022.

1	Represents global vehicle production weighted to the geographic regions in which the Company generates its revenue (“AWM”).

Despite macroeconomic uncertainty, supply disruptions and inflationary cost impacts that are likely to persist in 2023, our continued focus on operational excellence, along with our recent acquisitions of Wind River and Intercable Automotive, have positioned Aptiv for accelerated growth over the long-term.”

Fourth Quarter 2022 Results
For the three months ended December 31, 2022, the Company reported U.S. GAAP revenue of $4.6 billion, an increase of 12% from the prior year period. Adjusted for currency exchange, commodity movements and acquisitions, revenue increased by 19% in the fourth quarter. This reflects growth of 22% in Europe, 21% in North America, 12% in Asia, which includes 8% in China, and 40% in South America, our smallest region.
The Company reported fourth quarter 2022 U.S. GAAP net income of $233 million and earnings of $0.86 per diluted share, compared to $15 million and $0.06 per diluted share in the prior year period. Fourth quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $361 million, or $1.27 per diluted share, compared to $193 million, or $0.68 per diluted share in the prior year period.
Fourth quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $523 million, compared to $310 million in the prior year period. Adjusted Operating Income margin was 11.3%, compared to 7.5% in the prior year period, reflecting increased global vehicle production and the favorable impact of material cost recoveries. Depreciation and amortization expense totaled $188 million, as compared to $190 million in the prior year period.
Interest expense for the fourth quarter totaled $62 million, as compared to $36 million in the prior year period, which reflects impacts from our $2.5 billion debt issuance in the first quarter of 2022 in anticipation of the Wind River Systems, Inc. acquisition.
Tax expense in the fourth quarter of 2022 was $25 million, resulting in an effective tax rate of approximately 7%. Tax expense in the fourth quarter of 2021 was nil.
The Company generated net cash flow from operating activities of $933 million in fourth quarter, compared to $669 million in the prior year period.

Full Year 2022 Results
For the year ended December 31, 2022, the Company reported U.S. GAAP revenue of $17.5 billion, an increase of 12% from the prior year. Adjusted for currency exchange, commodity movements and acquisitions, revenue increased by 16% during the year. This reflects growth of 20% in North America, 15% in Asia, which includes 15% in China, 11% in Europe and 37% in South America, our smallest region.
For full year 2022, the Company reported U.S. GAAP net income of $531 million and earnings of $1.96 per diluted share, compared to $527 million and $1.94 per diluted share in the prior year. Full year 2022 Adjusted Net Income totaled $967 million, or $3.41 per diluted share, compared to $868 million, or $3.06 per diluted share, in the prior year.
The Company reported Adjusted Operating Income of $1,585 million for full year 2022, compared to $1,378 million in the prior year. Adjusted Operating Income margin was 9.1% for full year 2022, compared to 8.8% in the prior year, reflecting increased global vehicle production and the favorable impact of material cost recoveries, partially offset by the adverse impacts from COVID-19 pandemic lockdowns in China, continued adverse impacts from global inflationary pressures and the worldwide semiconductor shortage. Depreciation and amortization expense totaled $762 million, as compared to $773 million in the prior year.
Interest expense for full year 2022 totaled $219 million, as compared to $150 million in the prior year, which reflects impacts from our $2.5 billion debt issuance in the first quarter of 2022 in anticipation of the Wind River Systems, Inc. acquisition.
Tax expense for full year 2022 was $121 million, resulting in an effective tax rate of approximately 12%. Tax expense for full year 2021 was $101 million, resulting in an effective tax rate of approximately 11%.
The Company generated net cash flow from operating activities of $1,263 million in 2022, compared to $1,222 million in the prior year. As of December 31, 2022, the Company had cash and cash equivalents of $1.5 billion and total available liquidity of $4.0 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Two Acquisitions Completed in Fourth Quarter
The Company completed the acquisition of Wind River Systems, Inc. (“Wind River”) in December 2022. Wind River is a global leader in delivering software for the intelligent edge and we expect this acquisition to accelerate the journey to a software-defined future of the automotive industry.
The Company also acquired an 85% interest in Intercable Automotive Solutions S.r.l. (“Intercable Automotive”) in November 2022. Intercable Automotive is an industry leader in high voltage power distribution and interconnect technology and we expect this acquisition to enhance our position as a leader in vehicle architecture systems.

Full Year 2023 Outlook
The Company’s full year 2023 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2023
Net sales	$18,700 - $19,300
Adjusted EBITDA	$2,585 - $2,745
Adjusted EBITDA margin	13.8% - 14.2%
Adjusted operating income	$1,920 - $2,080
Adjusted operating income margin	10.3% - 10.8%
Adjusted net income per share (1)	$4.00 - $4.50
Cash flow from operations	$1,900
Capital expenditures	$950
Adjusted effective tax rate	~14.5%
(1) The Company’s full year 2023 financial guidance includes approximately $1.10 per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.239.9838 (US) or +1.323.794.2551 (international) or through a webcast at ir.aptiv.com. The conference ID number is 6982101. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, other acquisition and portfolio project costs, asset impairments, other charges related to the Ukraine/Russia conflict, gains (losses) on business divestitures and other transactions and compensation expense related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income represents net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding for the period. The Adjusted Weighted Average Number of Diluted Shares Outstanding assumes the application of the if-converted method of share dilution, if not already applied for GAAP purposes of calculating the weighted average number of diluted shares outstanding. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses.
Effective on January 1, 2022, the Company now excludes amortization expense of intangible assets from the calculation of Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Share. Financial results reported in this release for both the current and historical period have been prepared under this new definition. Outlook information presented above is also calculated under this new definition. The forward-looking non-GAAP measures presented in this release are reconciled under this new definition to their closest GAAP financial measure at the end of this release.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity.

In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling a more sustainable future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in millions, except per share amounts)
Net sales	$4,640	$4,134	$17,489	$15,618
Operating expenses:
Cost of sales	3,827	3,543	14,854	13,182
Selling, general and administrative	303	291	1,138	1,075
Amortization	37	37	149	148
Restructuring	33	3	85	24
Total operating expenses	4,200	3,874	16,226	14,429
Operating income	440	260	1,263	1,189
Interest expense	(62)	(36)	(219)	(150)
Other expense, net	(10)	(131)	(54)	(129)
Income before income taxes and equity loss	368	93	990	910
Income tax expense	(25)	—	(121)	(101)
Income before equity loss	343	93	869	809
Equity loss, net of tax	(77)	(54)	(279)	(200)
Net income	266	39	590	609
Net income (loss) attributable to noncontrolling interest	18	8	(3)	19
Net loss attributable to redeemable noncontrolling interest	(1)	—	(1)	—
Net income attributable to Aptiv	249	31	594	590
Mandatory convertible preferred share dividends	(16)	(16)	(63)	(63)
Net income attributable to ordinary shareholders	$233	$15	$531	$527

Diluted net income per share:
Diluted net income per share attributable to ordinary shareholders	$0.86	$0.06	$1.96	$1.94
Weighted average number of diluted shares outstanding	271.40	271.47	271.18	271.22

APTIV PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2022	December 31, 2021

	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,531	$3,139
Accounts receivable, net	3,433	2,784
Inventories	2,340	2,014
Other current assets	480	499
Total current assets	7,784	8,436
Long-term assets:
Property, net	3,495	3,294
Operating lease right-of-use assets	451	383
Investments in affiliates	1,723	1,797
Intangible assets, net	2,585	964
Goodwill	5,123	2,511
Other long-term assets	740	622
Total long-term assets	14,117	9,571
Total assets	$21,901	$18,007
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$31	$8
Accounts payable	3,150	2,953
Accrued liabilities	1,684	1,246
Total current liabilities	4,865	4,207
Long-term liabilities:
Long-term debt	6,460	4,059
Pension benefit obligations	354	440
Long-term operating lease liabilities	361	304
Other long-term liabilities	750	436
Total long-term liabilities	7,925	5,239
Total liabilities	12,790	9,446
Commitments and contingencies
Redeemable noncontrolling interest	96	—

Total Aptiv shareholders’ equity	8,826	8,347
Noncontrolling interest	189	214
Total shareholders’ equity	9,015	8,561
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$21,901	$18,007

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2022	2021
	(in millions)
Cash flows from operating activities:
Net income	$590	$609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	762	773
Restructuring expense, net of cash paid	18	(56)
Deferred income taxes	(144)	(60)
Loss from equity method investments, net of dividends received	284	206
Loss on extinguishment of debt	—	126
Other charges related to Ukraine/Russia conflict	54	—
Other, net	126	135
Changes in operating assets and liabilities:
Accounts receivable, net	(497)	37
Inventories	(258)	(710)
Accounts payable	137	265
Other, net	215	(75)
Pension contributions	(24)	(28)
Net cash provided by operating activities	1,263	1,222
Cash flows from investing activities:
Capital expenditures	(844)	(611)
Proceeds from sale of property	4	9
Cost of business acquisitions and other transactions, net of cash acquired	(4,298)	(130)
Proceeds from sale of technology investments	3	22
Cost of technology investments	(42)	(2)
Settlement of derivatives	7	(17)
Net cash used in investing activities	(5,170)	(729)
Cash flows from financing activities:
Decrease in other short and long-term debt, net	(17)	(30)
Repayment of senior notes	—	(1,473)
Proceeds from issuance of senior notes, net of issuance costs	2,472	1,450
Contingent consideration payments	—	(24)
Fees related to modification of debt agreements	—	(6)
Dividend payments of consolidated affiliates to minority shareholders	(9)	—
Distribution of mandatory convertible preferred share cash dividends	(63)	(63)
Taxes withheld and paid on employees’ restricted share awards	(36)	(45)
Net cash provided by (used in) financing activities	2,347	(191)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(24)	(16)
(Decrease) increase in cash, cash equivalents and restricted cash	(1,584)	286
Cash, cash equivalents and restricted cash at beginning of the year	3,139	2,853
Cash, cash equivalents and restricted cash at end of the year	$1,555	$3,139

Reconciliation of cash, cash equivalents and restricted cash and cash classified as assets held for sale:
	December 31,
	2022	2021
	(in millions)
Cash, cash equivalents and restricted cash	$1,531	$3,139
Cash classified as assets held for sale	24	—
Total cash, cash equivalents and restricted cash	$1,555	$3,139

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended			Year Ended
	December 31,			December 31,
	2022	2021	%	2022	2021	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$3,374	$3,025	12%	$12,943	$11,598	12%
Advanced Safety and User Experience	1,280	1,116	15%	4,587	4,056	13%
Eliminations and Other (a)	(14)	(7)		(41)	(36)
Net Sales	$4,640	$4,134		$17,489	$15,618

Adjusted Operating Income
Signal and Power Solutions	$446	$272	64%	$1,441	$1,225	18%
Advanced Safety and User Experience	77	38	103%	144	153	(6)%
Adjusted Operating Income	$523	$310		$1,585	$1,378

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to ordinary shareholders for the three months and years ended December 31, 2022 and 2021:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	270.95	270.52	270.90	270.46
Dilutive shares related to RSUs	0.45	0.95	0.28	0.76
Weighted average ordinary shares outstanding, including dilutive shares	271.40	271.47	271.18	271.22
Net income per share attributable to ordinary shareholders:
Basic	$0.86	$0.06	$1.96	$1.95
Diluted	$0.86	$0.06	$1.96	$1.94

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Effective on January 1, 2022, the Company now excludes amortization expense of intangible assets from the calculation of Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Share. Financial results reported in this release for both the current and historical period have been prepared under this new definition and are reconciled as such in the tables below.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended December 31, 2022

Reported net sales % change	12%
Less: foreign currency exchange and commodities	(8)%
Less: acquisitions	1%
Adjusted revenue growth	19%

Year Ended December 31, 2022

Reported net sales % change	12%
Less: foreign currency exchange and commodities	(4)%
Adjusted revenue growth	16%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended				Year Ended
	December 31,				December 31,
	2022		2021		2022		2021
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$249		$31		$594		$590
Interest expense	62		36		219		150
Other expense, net	10		131		54		129
Income tax expense	25		—		121		101
Equity loss, net of tax	77		54		279		200
Net income (loss) attributable to noncontrolling interest	18		8		(3)		19
Net loss attributable to redeemable noncontrolling interest	(1)		—		(1)		—
Operating income	440	9.5%	260	6.3%	1,263	7.2%	1,189	7.6%
Amortization	37		37		149		148
Restructuring	33		3		85		24
Other acquisition and portfolio project costs	13		8		26		15
Asset impairments	—		2		8		2
Other charges related to Ukraine/Russia conflict	—		—		54		—
Adjusted operating income	$523	11.3%	$310	7.5%	$1,585	9.1%	$1,378	8.8%

Segment Adjusted Operating Income
(in millions)
Three Months Ended December 31, 2022	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$399	$41	$440
Amortization	32	5	37
Restructuring	7	26	33
Other acquisition and portfolio project costs	8	5	13
Adjusted operating income	$446	$77	$523

Depreciation and amortization (a)	$143	$45	$188

Three Months Ended December 31, 2021	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$227	$33	$260
Amortization	35	2	37
Restructuring	3	—	3
Other acquisition and portfolio project costs	6	2	8
Asset impairments	1	1	2
Adjusted operating income	$272	$38	$310

Depreciation and amortization (a)	$144	$46	$190

Year Ended December 31, 2022	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$1,195	$68	$1,263
Amortization	139	10	149
Restructuring	30	55	85
Other acquisition and portfolio project costs	15	11	26
Asset impairments	8	—	8
Other charges related to Ukraine/Russia conflict	54	—	54
Adjusted operating income	$1,441	$144	$1,585

Depreciation and amortization (a)	$584	$178	$762

Year Ended December 31, 2021	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$1,064	$125	$1,189
Amortization	141	7	148
Restructuring	8	16	24
Other acquisition and portfolio project costs	11	4	15
Asset impairments	1	1	2
Adjusted operating income	$1,225	$153	$1,378

Depreciation and amortization (a)	$595	$178	$773

(a)	Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in millions)
Net income attributable to Aptiv	$249	$31	$594	$590
Interest expense	62	36	219	150
Income tax expense	25	—	121	101
Net income (loss) attributable to noncontrolling interest	18	8	(3)	19
Net loss attributable to redeemable noncontrolling interest	(1)	—	(1)	—
Depreciation and amortization	188	190	762	773
EBITDA	$541	$265	$1,692	$1,633
Other expense, net	10	131	54	129
Equity loss, net of tax	77	54	279	200
Restructuring	33	3	85	24
Other acquisition and portfolio project costs	13	8	26	15
Other charges related to Ukraine/Russia conflict	—	—	54	—
Adjusted EBITDA	$674	$461	$2,190	$2,001

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding, as reconciled below, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in millions, except per share amounts)
Net income attributable to ordinary shareholders	$233	$15	$531	$527
Mandatory convertible preferred share dividends	16	16	63	63
Net income attributable to Aptiv	249	31	594	590
Adjusting items:
Amortization	37	37	149	148
Restructuring	33	3	85	24
Other acquisition and portfolio project costs	13	8	26	15
Asset impairments	—	2	8	2
Other charges related to Ukraine/Russia conflict (a)	—	—	29	—
Costs associated with acquisitions and other transactions	53	—	61	—
Debt modification costs	—	—	—	1
Debt extinguishment costs	—	126	—	126
(Gain) loss on change in fair value of publicly traded equity securities	(3)	8	52	—
Gain on change in fair value of equity investments without readily determinable fair value	—	(9)	—	(9)
Tax impact of adjusting items (b)	(21)	(13)	(37)	(29)
Adjusted net income attributable to Aptiv	$361	$193	$967	$868

Adjusted weighted average number of diluted shares outstanding (c)	283.77	283.84	283.55	283.59
Diluted net income per share attributable to ordinary shareholders	$0.86	$0.06	$1.96	$1.94
Adjusted net income per share	$1.27	$0.68	$3.41	$3.06

(a)	Adjustment is reduced by the portion of charges attributable to noncontrolling interest for our majority owned Russian subsidiary.
(b)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.
(c)	In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) and received proceeds of $1,115 million, after deducting expenses and the underwriters’ discount of $35 million. Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. Unless earlier converted, each share of MCPS will automatically convert on June 15, 2023 into between 1.0754 and 1.3173 shares of Aptiv’s ordinary shares, subject to further anti-dilution adjustments. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the anticipated MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental ordinary shares deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Weighted average MCPS Converted Shares” in the following table). The Adjusted Weighted Average Number of Diluted Shares Outstanding calculated below, assumes the conversion of all 11.5 million MCPS and issuance of the underlying ordinary shares applying the “if-converted” method on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into ordinary shares no later than June 15, 2023.

Adjusted Weighted Average Number of Diluted Shares Outstanding:
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in millions)
Weighted average number of diluted shares outstanding	271.40	271.47	271.18	271.22
Weighted average MCPS Converted Shares	12.37	12.37	12.37	12.37
Adjusted weighted average number of diluted shares outstanding	283.77	283.84	283.55	283.59

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in millions)
Cash flows from operating activities:
Net income	$266	$39	$590	$609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	188	190	762	773
Restructuring expense, net of cash paid	16	(14)	18	(56)
Working capital	372	349	(618)	(408)
Pension contributions	(9)	(10)	(24)	(28)
Other, net	100	115	535	332
Net cash provided by operating activities	933	669	1,263	1,222

Cash flows from investing activities:
Capital expenditures	(178)	(181)	(844)	(611)
Cost of business acquisitions and other transactions, net of cash acquired	(4,078)	(85)	(4,298)	(130)
Proceeds from sale of technology investments	—	8	3	22
Cost of technology investments	—	—	(42)	(2)
Settlement of derivatives	(2)	(6)	7	(17)
Other, net	1	5	4	9
Net cash used in investing activities	(4,257)	(259)	(5,170)	(729)

Adjusting items:
Adjustment for the cost of business acquisitions and other transactions, net	4,078	85	4,298	130
Adjustment for cost of significant technology investments	—	—	40	—
Cash flow before financing	$754	$495	$431	$623

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2023 (1)

	($ in millions)
Adjusted Operating Income	$	Margin (2)
Net income attributable to Aptiv	$830
Interest expense	235
Other income, net	(15)
Income tax expense	195
Equity loss, net of tax	300
Net income attributable to noncontrolling interest (3)	15
Operating income	1,560	8.2%
Amortization	230
Restructuring	110
Other acquisition and portfolio project costs	65
Compensation expense related to acquisitions	35
Adjusted operating income	$2,000	10.5%

Adjusted EBITDA
Net income attributable to Aptiv	$830
Interest expense	235
Income tax expense	195
Net income attributable to noncontrolling interest (3)	15
Depreciation and amortization	895
EBITDA	$2,170	11.4%
Other income, net	(15)
Equity loss, net of tax	300
Restructuring	110
Other acquisition and portfolio project costs	65
Compensation expense related to acquisitions	35
Adjusted EBITDA	$2,665	14.0%

(1)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(2)	Represents operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.
(3)	Includes portion attributable to redeemable noncontrolling interest.

Estimated Full Year
2023 (1)

Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to ordinary shareholders	$800
Mandatory convertible preferred share dividends	30
Net income attributable to Aptiv	830
Adjusting items:
Amortization	230
Restructuring	110
Other acquisition and portfolio project costs	65
Compensation expense related to acquisitions	35
Tax impact of adjusting items	(60)
Adjusted net income attributable to Aptiv	$1,210

Adjusted weighted average number of diluted shares outstanding	284.28
Diluted net income per share attributable to ordinary shareholders	$2.81
Adjusted net income per share	$4.25

(1)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Jessica Kourakos
+1.917.994.2735
jessica.kourakos@aptiv.com